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                                                                  EXHIBIT (a)(7)

                              NOTICE OF CONVERSION
                                       OF

            SHARES OF $1.8125 CONVERTIBLE REDEEMABLE PREFERRED STOCK
                                       OF

                     CHIEFTAIN INTERNATIONAL FUNDING CORP.

Chieftain International Funding Corp.
c/o Mellon Investor Services LLC
Reorganization Department
85 Challenger Road
Ridgefield Park, New Jersey 07660

     Subject to the conditions set forth herein, the undersigned hereby irrevocably exercises its right to convert _____________________ shares (the "Preferred Shares") of $1.8125 Convertible Redeemable Preferred Stock (the "Funding Preferred Shares") of Chieftain International Funding Corp. ("Funding Corp."), an indirect subsidiary of Chieftain International, Inc. ("Chieftain"), registered in the name of the undersigned on the books of Funding Corp. and represented by Certificate No(s). _____________________ (the "Certificates"), into Common Shares, no par value ("Common Shares"), of Chieftain pursuant to the terms of Section VI of the Chieftain International Funding Corp. Certificate of Designation, Preferences and Rights of $1.8125 Convertible Redeemable Preferred Stock (the "Certificate of Designation"). ACCOMPANYING THIS NOTICE OF CONVERSION ARE THE CERTIFICATES, DULY ENDORSED IN BLANK.

     The undersigned's election to convert the Preferred Shares into Common Shares is subject to, and conditioned upon, Hunt Oil Canadian Acquisition III Corporation (the "Offeror") accepting for payment any Common Shares tendered to the Offeror for purchase pursuant to the Offer to Purchase dated June 28, 2001 (the "Offer to Purchase"), on or before the Expiration Date (as defined in the Offer to Purchase). Upon satisfaction of the aforementioned condition, the undersigned hereby directs Funding Corp. to issue a certificate or certificates for the Common Shares issuable upon conversion of the Preferred Shares in the name of the undersigned, together with any check in payment for any fraction of a share to be paid in cash pursuant to Section VI of the Certificate of Designation.

     The undersigned understands that:

     - it may not withdraw its election to convert the Preferred Shares unless the aforementioned condition to the conversion of the Preferred Shares is not satisfied;

     - if the aforementioned condition to the conversion of the Preferred Shares is satisfied, the conversion of the Preferred Shares shall be deemed to have occurred as of the close of business on the date that the Preferred Shares were delivered to Chieftain, c/o Mellon Investor Services LLC; and

     - if the aforementioned condition is not satisfied, the Certificates shall be returned, without expense, to the undersigned.

     If said Preferred Shares shall not be all the shares of Funding Preferred Shares evidenced by the Certificates accompanying this Notice of Conversion, Funding Corp. is directed to issue a new certificate in the name of the undersigned for the remaining balance of such shares, less any fraction of a share to be paid in cash pursuant to Section VI of the Certificate of Designation.
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                            PLEASE SIGN AND COMPLETE

Signatures(s)*:
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Address:
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Name(s):
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Capacity (full title), if in a representative capacity:
                           -----------------------------------------------------
Area Code and Telephone Number:
                                 -----------------------------------------------

                                    Taxpayer Identification or
Dated:                              Social Security Number:
----------------------------------  ------------------------------------

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* Must be signed by registered holder(s) exactly as name(s) appear on the
  Certificate(s) representing Preferred Shares or by person(s) authorized to become registered holder(s) by properly endorsed certificates, stock powers and/or documents transmitted. If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title and enclose supporting documents.